Exhibit 23

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-174213) and the Registration Statements on Form S-8 (Nos. 333-143959, 333-165841 and 333-171251) of AspenBio Pharma, Inc., of our report dated March 16, 2012, on the financial statements of AspenBio Pharma, Inc., which report appears on page 35 in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ GHP HORWATH, P.C.

Denver, Colorado
March 16, 2012